UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2009

Toreador Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-02517	75-0991164
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

c/o Toreador Holding SAS
9 rue Scribe
Paris, France	75009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  33 1 47 03 34 24

13760 Noel Road, Suite 1100

Dallas, Texas 75240

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Definitive Material Agreement.

Sale of Toreador Hungary Limited

On September 30, 2009, Toreador Resources Corporation, a Delaware corporation (the “Company”), entered into a Quota Purchase Agreement (the “Quota Purchase Agreement”) with RAG (Rohöl-Aufsuchungs Aktiengesellschaft), a corporation organized under the laws of Austria (“RAG”), pursuant to which the Company agreed to sell 100% of its equity interests in Toreador Hungary Limited (“Toreador Hungary”) to RAG for total consideration consisting of (1) a cash payment of €3.7 million (US$5.4 million) paid at closing, (2) €300,000 (US$435,000), which was held back and is subject to a post-closing adjustment, and (3) a contingent payment of €2 million (US$2.9 million) to be paid upon post-transaction completion of agreements relating to certain assets of Toreador Hungary.  The Quota Purchase Agreement contains customary warranties, covenants and indemnities.  The closing of the sale of Toreador Hungary was completed on September 30, 2009.

The description of the Quota Purchase Agreement above is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1.

Sale of Toreador Turkey Ltd.

On September 30, 2009, the Company entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Tiway Oil BV, a company organized under the laws of the Netherlands (“Tiway”), and Tiway Oil AS, a company organized under the laws of Norway, pursuant to which the Company agreed to sell 100% of the outstanding shares of Toreador Turkey Ltd. (“Toreador Turkey”) to Tiway for total consideration consisting of: (1) a cash payment of $10.6 million to be paid at closing (subject to a post-closing adjustment), (2) exploration success payments dependent upon certain future commercial discoveries as provided in the Share Purchase Agreement, up to a maximum aggregate consideration of $40 million, and (3) future quarterly 10% pre-tax net profit interest payments if a field goes into production that was discovered by an exploration well drilled within four years of closing on certain of the licenses then still held by Tiway.  The Share Purchase Agreement contains customary warranties, covenants and indemnities.  The sale of Toreador Turkey is not subject to any conditions and is expected to close on October 7, 2009.

The description of the Share Purchase Agreement above is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.2.

Item 2.01               Completion of Acquisition or Disposition of Assets.

The information required by this Item is included in Item 1.01 under the heading “Sale of Toreador Hungary Limited” and is incorporated by reference herein.

Item 8.01.              Other Events.

On October 1, 2009, the Company issued a press release announcing its sale of Toreador Hungary and Toreador Turkey, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K is included as Exhibit 99.2 and is incorporated herein by reference.

(d)           Exhibits.

Exhibit No.	Description

10.1	Quota Purchase Agreement, dated September 30, 2009, between the Company and RAG.

10.2	Share Purchase Agreement, dated September 30, 2009, between the Company, Tiway and Tiway Oil AS.

99.1	Press release issued by the Company on October 1, 2009.

99.2	Unaudited pro forma financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date: October 6, 2009	By:	/s/ Craig M. McKenzie
Craig M. McKenzie
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Quota Purchase Agreement, dated September 30, 2009, between the Company and RAG.

10.2	Share Purchase Agreement, dated September 30, 2009, between the Company, Tiway and Tiway Oil AS.

99.1	Press Release issued by the Company on October 1, 2009

99.2	Unaudited pro forma financial statements.